As filed with the Securities and Exchange Commission on May 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Latham Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-2797583 (I.R.S. Employer Identification No.)

787 Watervliet Shaker Road

Latham, New York 12110

(Address, including zip code, of registrant’s principal executive offices)

Latham Group, Inc. 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Scott M. Rajeski

Chief Executive Officer and President

787 Watervliet Shaker Road

Latham, New York 12110

800-833-3800

(Name, address and telephone, including area code, of agent for service)

Copy to:

Michael S. Ben

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3506

(313) 465-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Latham Group, Inc. (the “Company”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements the Securities Act of 1933, as amended, (the “Securities Act”), to register the issuance of 8,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), which are reserved for issuance to eligible participants upon the vesting or exercise of awards granted under the Company’s 2021 Omnibus Equity Incentive Plan, as amended. The Common Stock being registered hereunder is in addition to the 4,830,086 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2021 (Commission File No. 333-255439) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 7, 2023.

2.	The Company’s Current Reports on Form 8-K, filed with Commission on January 6, 2023, January 19, 2023 (only with respect to Item 5.02) (together with the Current Report on Form 8-K/A filed with the Commission on February 6, 2023), March 31, 2023 (only with respect to Item 5.02), and May 4, 2023.

3.	The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement for the annual meeting of stockholders held on May 2, 2023, filed with the Commission on March 21, 2023, as supplemented by the Company’s proxy statement supplement, filed with the Commission on March 31, 2023.

4.	The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A, filed with the Commission on April 22, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8. Exhibits

Exhibits
4.1	Second Amended and Restated Certificate of Incorporation of Latham Group, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on June 3, 2021).
4.2	Amended and Restated Bylaws of Latham Group, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on June 3, 2021).
5*	Opinion of Honigman LLP.
10.1	Latham Group, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2021).
10.2	Amendment to Latham Group, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 10 to the Company’s Current Report on Form 8-K filed on May 4, 2023).
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Honigman LLP (included in Exhibit 5.1 to this Registration Statement).
24*	Power of Attorney (included on signature pages of this Registration Statement).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Latham Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on the 4th day of May, 2023.

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name: Scott M. Rajeski
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Scott M. Rajeski, James Mark Borseth and Patrick Sheller, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 4, 2023, by the following persons in the capacities indicated.

Signature	Title

/s/ Scott M. Rajeski	Chief Executive Officer and President; Director
Scott M. Rajeski	(Principal Executive Officer)

/s/ James Mark Borseth	Chief Financial Officer
James Mark Borseth	(Principal Financial Officer)

/s/ Suraj Kunchala	Vice President and Controller
Suraj Kunchala	(Principal Accounting Officer)

/s/ James E. Cline	Director
James E. Cline

/s/ Robert D. Evans	Director
Robert D. Evans

/s/ Alexander L. Hawkinson	Director
Alexander L. Hawkinson

/s/ DeLu Jackson	Director
DeLu Jackson

/s/ Mark P. Laven	Director
Mark P. Laven

/s/ Suzan Morno-Wade	Director
Suzan Morno-Wade

/s/ Brian Pratt	Director
Brian Pratt

/s/ William M. Pruellage	Director
William M. Pruellage

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